                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                    ----------------------------------------------

                                      FORM 8-K/A

                    AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):  MARCH 31, 1998


                                 CHIRON CORPORATION
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


           DELAWARE                  0-12798                 94-2754624
           --------                  -------                 ----------
(State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)           File Number)        Identification Number)


               4560 HORTON STREET, EMERYVILLE, CA                  94608
--------------------------------------------------------------------------------
            (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (510) 655-8730

                                        N/A
--------------------------------------------------------------------------------
           (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 1998, Chiron Corporation ("Chiron") acquired Hoechst AG's 51 percent interest in Chiron Behring GmbH & Co KG ("Chiron Behring") for 204.2 million Deutsche marks (approximately $111.9 million) in cash.

In July 1996, Chiron formed a joint venture with Behringwerke AG (which subsequently merged into its parent company, Hoechst AG) under which Chiron purchased a 49 percent interest in the human vaccine business of Behringwerke AG. The joint venture was organized as a limited partnership under German law and Chiron and Hoechst AG held interests in both the limited partnership and in its general partner (which was organized as a GmbH under German law). Under the Purchase and Assignment Agreement pursuant to which Chiron acquired its initial 49 percent interest, Hoechst AG granted to Chiron an option to purchase Hoechst AG's 51 percent interest (including Hoechst AG's interests in both the limited partnership and in the general partner). The purchase price for the 51 percent interest was established by negotiation at the time of the initial investment.

Chiron Behring has research and development, manufacturing and administrative facilities in Marburg, Germany. Chiron Behring manufactures and markets in Germany vaccines for diphtheria, tetanus, pertussis, flu, rabies, tick-borne encephalitis, tuberculosis, cholera and an oral polio vaccine. Certain of these products are marketed in other European countries and in the Middle East, the Far East, Africa and South America, and to international health agencies such as the World Health Organization. In 1997, Chiron began marketing Chiron Behring's rabies vaccine in the United States. Chiron Behring also markets in Germany, under distribution agreements with other manufacturers, traditional vaccines for hepatitis A, measles, mumps, rubella, typhoid fever, pneumococcal disease, haemophilus influenzae type b and an inactivated polio vaccine and a recombinant vaccine for hepatitis B.

The acquisition was financed from Chiron's cash and cash equivalents and liquidation of certain short-term investments in marketable debt securities.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial statements of business acquired.

               The audited Balance sheet and Statement of income of Chiron Behring as of and for the year ended December 31, 1997, prepared in accordance with German generally accepted accounting principles, together with the report thereon by C&L Deutsche Revision, independent accountants for Chiron Behring, are included in Exhibit 13 and incorporated herein by reference. Pursuant to Rule 3-05(b)(2)(ii) of Regulation S-X, audited financial statements of Chiron Behring are required only for the most recent fiscal year.

          (b)  Pro forma financial information.

               Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of March 31, 1998

               Unaudited Pro Forma Combined Condensed Consolidated Statement of Continuing Operations for the Three Months Ended March 31, 1998

               Unaudited Pro Forma Combined Condensed Consolidated Statement of Continuing Operations for the Year Ended December 31, 1997

               Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

          (c)  Exhibits.


               Exhibit
               Number                   Exhibit
               ------                   -------
               13        Financial Statements of Chiron Behring GmbH & Co,
                         Marburg

               23        Consent of C&L Deutsche Revision, Independent
                         Accountants

                CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed consolidated financial statements give effect to Chiron Corporation's acquisition on March 31, 1998 of Hoechst AG's 51 percent interest in Chiron Behring GmbH & Co KG ("Chiron Behring") in a transaction accounted for using the purchase method of accounting (the "Acquisition"). Effective July 1, 1996 and prior to the Acquisition, Chiron Corporation ("Chiron") accounted for its 49 percent interest in Chiron Behring under the equity method of accounting. The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet at March 31, 1998, and the Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, and explanatory notes thereto, are presented to show the impact on Chiron's historical financial position and results of continuing operations assuming the Acquisition had occurred as of March 31, 1998 and January 1, 1997, respectively.

     The aggregate purchase price in the accompanying unaudited pro forma combined condensed consolidated financial statements has been estimated at $113,069,000, which consists of cash paid to Hoechst AG of approximately $111,889,000 and estimated direct transaction costs of $1,180,000. The pro forma adjustments are based on preliminary estimates, which are derived from available information and certain assumptions that Chiron's management believes are reasonable in the circumstances. The aggregate estimated purchase price has been allocated as follows: $49,960,000 to identifiable intangible assets; $48,403,000 to tangible net assets acquired; $13,061,000 to goodwill; and $1,645,000 to in-process research and development. In accordance with generally accepted accounting principles, the amount allocated to in-process research and development will be charged to expense in Chiron's second fiscal quarter of 1998. This adjustment has been excluded from the Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations as it is a nonrecurring charge directly attributable to the Acquisition. Although management believes that the fair values and allocation of the estimated purchase price are reasonable estimates, final purchase accounting adjustments may be made on the basis of ongoing evaluations thereof. As a result, the final allocation of the purchase price may differ significantly from that presented herein.

     The Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations exclude any potential benefits and expenses that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate efforts. The unaudited pro forma combined condensed consolidated financial statements do not purport to be indicative of the results that actually would have occurred if the acquisition occurred on the dates indicated or indicative of results which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements, and accompanying notes thereto, of Chiron and Chiron Behring.

                 CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG
          UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                   (In thousands)

                                                                          March 31, 1998
                                                                 -------------------------------
                                                                       Chiron     Chiron Behring   Pro Forma        Pro Forma
                                                                    Corporation   GmbH & Co KG   Adjustments        Combined
                                                                 ---------------  -------------- ------------       -----------
Current assets:
  Cash and cash equivalents                                         $   177,590       $  57,119    $ (111,889) (a)  $   122,820
  Short-term investments in marketable debt securities                  149,469               -             -           149,469
                                                                 ---------------  -------------- -------------     ------------
      Total cash and short-term investments                             327,059          57,119      (111,889)          272,289
  Accounts receivable                                                   295,532          26,688             -           322,220
  Inventories                                                           133,224          30,224         2,945  (b)      166,393
  Assets held for sale                                                   40,929               -             -            40,929
  Other current assets                                                   67,099             562             -            67,661
                                                                 ---------------  -------------- -------------     ------------
      Total current assets                                              863,843         114,593      (108,944)          869,492
Noncurrent investments in marketable debt securities                    121,258               -             -           121,258
Property, plant, equipment and leasehold improvements, at cost:
  Land and buildings                                                    183,394               -             -           183,394
  Laboratory, production and office equipment                           374,661          12,963             -           387,624
  Leasehold improvements                                                108,274              76             -           108,350
  Construction in progress                                               57,925           1,998             -            59,923
                                                                 ---------------  -------------- -------------     ------------
                                                                        724,254          15,037             -           739,291
  Less accumulated depreciation and amortization                       (256,123)         (5,150)            -          (261,273)
                                                                 ---------------  -------------- -------------     ------------
      Net property, plant, equipment and leasehold improvements         468,131           9,887             -           478,018
Purchased technology, net                                                20,035               -             -            20,035
Other intangible assets, net                                             38,649             259        49,960  (c)      173,620
                                                                                                       13,061  (d)
                                                                                                       71,691  (e)
Investments in equity securities and affiliated companies               175,642               -      (117,157) (e)       58,485
Other assets                                                             67,843               -             -            67,843
                                                                 ---------------  -------------- -------------     ------------
                                                                    $ 1,755,401       $ 124,739     $ (91,389)      $ 1,788,751
                                                                 ---------------  -------------- -------------     ------------
                                                                 ---------------  -------------- -------------     ------------
Current liabilities:
  Accounts payable                                                  $    65,373       $  12,309           $ -       $    77,682
  Accrued compensation and related expenses                              37,071           5,636             -            42,707
  Short-term borrowings                                                  40,014               -             -            40,014
  Current portion of unearned revenue                                    26,897               -             -            26,897
  Taxes payable                                                          51,871           3,354             -            55,225
  Other current liabilities                                             144,895           5,167         1,180  (f)      151,242
                                                                 ---------------  -------------- -------------     ------------
      Total current liabilities                                         366,121          26,466         1,180           393,767
Long-term debt                                                          400,072               -             -           400,072
Other noncurrent liabilities                                             23,381           7,349             -            30,730
                                                                 ---------------  -------------- -------------     ------------
      Total liabilities                                                 789,574          33,815         1,180           824,569
                                                                 ---------------  -------------- -------------     ------------
Commitments and contingencies
Stockholders' equity:
  Common stock                                                            1,771               -             -             1,771
  Additional paid-in capital                                          1,887,795               -             -         1,887,795
  Partners' equity                                                            -          90,924       (90,924) (g)            -
  Accumulated deficit                                                  (907,505)              -        (1,645) (h)     (909,150)
  Accumulated other comprehensive loss                                  (15,625)              -             -           (15,625)
  Notes receivable from stock sales                                        (609)              -             -              (609)
                                                                 ---------------  --------------  ------------     ------------
      Total stockholders' equity                                        965,827          90,924       (92,569)          964,182
                                                                 ---------------  --------------  ------------     ------------
                                                                    $ 1,755,401       $ 124,739     $ (91,389)      $ 1,788,751
                                                                 ---------------  -------------- -------------     ------------
                                                                 ---------------  -------------- -------------     ------------

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS.

                 CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG
                  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                          STATEMENT OF CONTINUING OPERATIONS
                       (In thousands, except per share amounts)


                                                                       Three Months Ended
                                                                         March 31, 1998
                                                                 -------------------------------
                                                                       Chiron     Chiron Behring    Pro Forma         Pro Forma
                                                                    Corporation   GmbH & Co KG    Adjustments         Combined
                                                                 ---------------  -------------- ------------       -----------
REVENUES:
  Product sales, net                                                  $ 204,472        $ 27,173       $      -        $ 231,645
  Equity in earnings of unconsolidated joint businesses                  12,874               -         (2,395) (i)      10,479
  Collaborative agreement revenues                                       24,406               -              -           24,406
  Other revenues                                                         27,153           9,183              -           36,336
                                                                 --------------- ---------------  -------------       ---------

      Total revenues                                                    268,905          36,356         (2,395)         302,866
                                                                 --------------- ---------------  -------------       ---------

EXPENSES:
  Cost of sales                                                          88,981          15,281              -          104,262
  Research and development                                               90,846           4,309              -           95,155
  Selling, general and administrative                                    73,678           9,908          2,354  (j)      85,940
  Restructuring and reorganization charges                               24,198               -              -           24,198
  Other operating expenses                                                  632               -              -              632
                                                                 --------------- ---------------  -------------       ---------

      Total expenses                                                    278,335          29,498          2,354          310,187
                                                                 --------------- ---------------  -------------       ---------

Income (loss) from operations                                            (9,430)          6,858         (4,749)          (7,321)

Interest expense                                                         (7,046)              -              -           (7,046)
Other income (expense), net                                               8,435             595         (1,568) (k)       7,462
                                                                 --------------- ---------------  -------------       ---------

Income (loss) from continuing operations before income taxes             (8,041)          7,453         (6,317)          (6,905)

Provision (benefit) for income taxes                                      2,810           1,240         (1,215) (l)       2,835
                                                                 --------------- ---------------  -------------       ---------

Income (loss) from continuing operations                              $ (10,851)       $  6,213       $ (5,102)        $ (9,740)
                                                                 --------------- ---------------  -------------       ---------
                                                                 --------------- ---------------  -------------       ---------

Basic earnings per share:
  Loss from continuing operations                                     $   (0.06)                                        $ (0.06)
                                                                 ---------------                                      ---------
                                                                 ---------------                                      ---------

  Number of shares used in calculating basic per share amounts          176,199                                         176,199
                                                                 ---------------                                      ---------
                                                                 ---------------                                      ---------

Diluted earnings per share:
  Loss from continuing operations                                     $   (0.06)                                        $ (0.06)
                                                                 ---------------                                      ---------
                                                                 ---------------                                      ---------
  Number of shares used in calculating diluted per share amounts        176,199                                         176,199
                                                                 ---------------                                      ---------
                                                                 ---------------                                      ---------


   SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                               FINANCIAL STATEMENTS.

               CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                       STATEMENT OF CONTINUING OPERATIONS
                    (In thousands, except per share amounts)

                                                                          Year Ended
                                                                       December 31, 1997
                                                                 ------------------------------
                                                                      Chiron     Chiron Behring       Pro Forma         Pro Forma
                                                                   Corporation   GmbH & Co KG       Adjustments         Combined
                                                                 -------------- ---------------  ----------------       ---------
REVENUES:
  Product sales, net                                                 $ 839,341       $ 133,061         $       -        $ 972,402
  Equity in earnings of unconsolidated joint businesses                106,356               -           (13,757) (i)      92,599
  Collaborative agreement revenues                                     115,058               -                 -          115,058
  Other revenues                                                       101,303          40,393                 -          141,696
                                                                 -------------- --------------- -----------------       ---------

      Total revenues                                                 1,162,058         173,454           (13,757)       1,321,755
                                                                 -------------- --------------- -----------------       ---------

EXPENSES:
  Cost of sales                                                        354,643          67,627                 -          422,270
  Research and development                                             375,955          18,321                 -          394,276
  Selling, general and administrative                                  316,822          47,303             9,719  (j)     373,844
  Impairment loss on long-lived assets                                  31,300               -                 -           31,300
  Restructuring and reorganization charges                               3,336               -                 -            3,336
  Other operating expenses                                               4,795               -                 -            4,795
                                                                 -------------- --------------- -----------------       ---------

      Total expenses                                                 1,086,851         133,251             9,719        1,229,821
                                                                 -------------- --------------- -----------------       ---------

Income (loss) from operations                                           75,207          40,203           (23,476)          91,934

Gain on sale of assets                                                  18,597               -                 -           18,597
Interest expense                                                       (33,257)              -                 -          (33,257)
Other income (expense), net                                             16,348           1,244            (6,272) (k)      11,320
                                                                 -------------- --------------- -----------------       ---------

Income (loss) from continuing operations before income taxes            76,895          41,447           (29,748)          88,594

Provision (benefit) for income taxes                                    26,057           5,917            (1,950) (l)      30,024
                                                                 -------------- --------------- -----------------       ---------

Income (loss) from continuing operations                             $  50,838       $  35,530         $ (27,798)       $  58,570
                                                                 -------------- --------------- -----------------       ---------
                                                                 -------------- --------------- -----------------       ---------

Basic earnings per share:
  Income from continuing operations                                  $    0.29                                          $    0.34
                                                                 --------------                                         ---------
                                                                 --------------                                         ---------
  Number of shares used in calculating basic per share amounts         173,524                                            173,524
                                                                 --------------                                         ---------
                                                                 --------------                                         ---------

Diluted earnings per share:
  Income from continuing operations                                  $    0.29                                          $    0.33
                                                                 --------------                                         ---------
                                                                 --------------                                         ---------
  Number of shares used in calculating diluted per share amounts       177,988                                            177,988
                                                                 --------------                                         ---------
                                                                 --------------                                         ---------


 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                               FINANCIAL STATEMENTS.

                CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG
       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                     STATEMENTS


     Chiron Corporation (the "Company" or "Chiron") has a 52 or 53-week fiscal year ending on the Sunday nearest the last day in December of each year. As a result, the first quarter of 1998 represents the thirteen-week period ended March 29, 1998. The 1997 fiscal year ended on December 28, 1997. For presentation purposes, dates used in the unaudited pro forma combined condensed consolidated financial statements refer to the fiscal month end.

     The following adjustments and reclassifications have been applied to the historical financial statements of Chiron and Chiron Behring GmbH & Co KG ("Chiron Behring") to arrive at the unaudited pro forma combined condensed consolidated financial statements:

(a) Adjustment to reflect the cash payment to Hoechst AG in connection with Chiron's purchase of Hoechst AG's 51 percent interest in Chiron Behring (the "Acquisition").

(b) Adjustment to reflect the estimated fair value of inventory acquired in the Acquisition.

(c) Adjustment to reflect the estimated fair value of identifiable intangible assets acquired in the Acquisition.

(d) Adjustment to reflect goodwill originating in the Acquisition, calculated as the residual of the estimated purchase price less the estimated fair market value of the identifiable net assets acquired.

(e) Adjustment to reflect the elimination of Chiron's historical equity investment in Chiron Behring, and the resulting reclassification of the net identifiable intangible asset and goodwill balances related thereto of $41,606,000 (net of accumulated amortization of $5,744,000) and $30,085,000
     (net of accumulated amortization of $2,885,000), respectively.

(f) Adjustment to reflect the estimated direct transaction costs to be incurred by Chiron in connection with the Acquisition.

(g) Adjustment to reflect the elimination of Chiron Behring's historical partners' equity balance.

(h) Adjustment to reflect the write-off of the estimated fair market value of acquired in-process research and development. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations as it is a nonrecurring charge directly attributable to the Acquisition.

(i) Adjustment to reflect the elimination of Chiron's historical equity in earnings of Chiron Behring.

                CHIRON CORPORATION AND CHIRON BEHRING GMBH & CO KG
       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                               STATEMENTS (CONTINUED)


(j) Adjustment to reflect the amortization of intangible assets acquired over estimated useful lives ranging from 4 to 18 years.

(k) Adjustment to reflect a reduction in interest income earned as a result of the $111,889,000 cash payment to Hoechst AG, assumed for purposes of the Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations to have been made on January 1, 1997.

(l) Adjustment to reflect the net tax effect of the consolidation of Chiron Behring, and of the pro forma adjustments to the Unaudited Pro Forma Combined Condensed Consolidated Statements of Continuing Operations. This net tax effect is comprised principally of (1) a tax benefit attributable to the pro forma adjustment for reduction in interest income (see Note
     (k)), calculated at the U.S. statutory rate in effect during the periods presented; (2) increased German corporate taxes related to Chiron's 51 percent increase in ownership of Chiron Behring; and (3) a German tax benefit attributable to the pro forma adjustment to reflect amortization expense for acquired identifiable intangible assets and goodwill (see Note
     (j)).

                                 INDEX TO EXHIBITS


  Exhibit
  Number                 Description
  ------                 -----------
   13          Financial Statements of Chiron Behring GmbH & Co, Marburg

   23          Consent of C&L Deutsche Revision, Independent Accountants

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CHIRON CORPORATION


Date:       June 2, 1998                     BY:  /s/  WILLIAM G. GREEN
          ---------------                         -----------------------------
                                                  William G. Green
                                                  Senior Vice President,
                                                  General Counsel and
                                                  Secretary